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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-4 Registration Statement filed by Signature Resorts, Inc. on or around October 17, 1997, under the Securities Act of 1933 to register $200,000,000 of 9 3/4% Senior Subordinated Notes due 2007, of our report included in Signature Resorts, Inc.'s Form 8-K/A filed on October 10, 1997, and to all references to our Firm included in this Registration Statement.

                                                             Arthur Andersen LLP


October 17, 1997,
    Orlando, Florida